EXHIBIT 1.02


                                1,700,000 Shares

                        INFINITY BROADCASTING CORPORATION

                            (a Delaware corporation)

                              Class A Common Stock

                           (Par Value $.002 Per Share)


                        International Purchase Agreement
                        --------------------------------


                                             October __, 1995

Merrill Lynch International Limited
Goldman Sachs International
Alex. Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette
      Securities Corporation
Smith Barney Inc.
  as Lead Managers of the several
  International Managers
c/o Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY

Dear Sirs:

          Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch International Limited ("Merrill Lynch") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any manager substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman Sachs International, Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. are acting as lead managers (in such capacity, Merrill Lynch, Goldman Sachs International, Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. shall hereinafter be referred to as the "Lead Managers"), with respect to the sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.002 per share, of the Company ("Class A Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting


















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severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 255,000 additional shares of Class A Common Stock to cover over-allotments, if any. The aforesaid 1,700,000 shares of Class A Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 255,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

          It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 6,800,000 shares of Class A Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters within the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 1,020,000 additional shares of Class A Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

          The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

          The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

          Prior to the purchase and public offering of the International Securities by the several International Managers, the Company and the Lead Managers, acting on behalf of the several International Managers, shall enter into an agreement substantially in the form of Exhibit A hereto (the "International Pricing Agreement"). The International Pricing Agreement may









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
take the form of an exchange of any standard form of written telecommunication between the Company and the Lead Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Securities will be governed by this Agreement, as supplemented by the International Pricing Agreement. From and after the date of the execution and delivery of the International Pricing Agreement, this Agreement shall be deemed to incorporate the International Pricing Agreement. The initial public offering price and the purchase price with respect to the U.S. Securities shall be set forth in a separate instrument (the "U.S. Pricing Agreement"), the form of which is attached to the U.S. Purchase Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-62711), which includes a related preliminary prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, including such amended preliminary prospectuses, as may have been required to the date hereof, and will file such additional amendments thereto, including such amended prospectuses, as may hereafter be required. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "International Prospectus") and one relating to the U.S. Securities (the "U.S. Prospectus"). Such registration statement (as amended, if applicable) and the International Prospectus and the U.S. Prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement", the "International Prospectus" and the "U.S. Prospectus", respectively, and the International and U.S. Prospectuses are hereinafter together called "Prospectuses" and, each individually, a "Prospectus", except that if any revised prospectus shall be provided to the International Managers or the U.S. Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "International Prospectus" and "U.S. Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the International Managers or the U.S. Underwriters, as the case may be, for such use. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement or the Prospectuses (and all other references of like import) shall be










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
deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses, as the case may be.

          The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after the Registration Statement becomes effective and the International Pricing Agreement has been executed and delivered. The price per share for the U.S. Securities to be purchased by the U.S. Underwriters pursuant to the U.S. Purchase Agreement shall be identical to the price per share for the International Securities to be purchased by the International Managers hereunder.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) The Company represents and warrants to each International Manager as of the date hereof and as of the date of the International Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act, and at the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date, and the International Prospectus, at the Representation Date (unless the term "International Prospectus" refers to a prospectus which has been provided to the International Managers by the Company for use in connection with the offering of the International Securities which differs from the International Prospectus on file at the Commission at the time the Registration Statement first becomes effective, in which case at the time such prospectus is first provided to the International Managers for such use) and at Closing Time and each Date of Delivery referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made









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
     in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or Prospectus. For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectuses shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

         (ii) KPMG Peat Marwick LLP, whose report appears in the Prospectuses or are incorporated by reference therein, are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. Price Waterhouse LLP, whose report appears in the Prospectuses or is incorporated by reference therein, are independent public accountants with respect to Alliance Broadcasting, L.P. as required by the 1933 Act and the 1933 Act Regulations.

        (iii) The financial statements included or incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein. The summary financial data and the summary financial information in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The pro forma combined financial statements and the related notes thereto included in the Registration Statement and the Prospectuses have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and the assumptions used in the preparation thereof are, in the Company's opinion, reasonable.

         (iv) Except as described in or contemplated by the Registration Statement and the Prospectuses, there has not been any change in the capital stock or long-term debt of











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
     the Company or any material adverse change in, or any development which materially and adversely affects, the business, properties, financial condition or results of operations of the Company or of the Company and its subsidiaries taken as a whole, from the dates as of which information is given in the Registration Statement and the Prospectuses.

          (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

         (vi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for liens created under the Second Amended and Restated Security Agreement dated as of December 22, 1994 (as amended to the date hereof, the "Security Agreement"), by and among the Company, each of the subsidiaries of the Company identified therein and Chemical Bank, as collateral agent. None of the subsidiaries of the Company other than Hemisphere Broadcasting Corporation, Sagittarius Broadcasting Corporation, Infinity Broadcasting Corporation of California, Infinity Broadcasting Corporation of Chicago, Infinity Broadcasting Corporation of Illinois, Infinity Broadcasting Corporation of Los Angeles, Infinity Broadcasting Corporation of Maryland, Infinity Broadcasting Corporation of New York and Infinity Broadcasting Corporation of Texas is a "significant subsidiary" (as defined in Rule 405 of the 1933 Act Regulations).












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
        (vii) The authorized, issued and outstanding capital stock of the Company at June 30, 1995 was as is set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization"; and the shares of issued and outstanding Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in the International Pricing Agreement and the U.S. Pricing Agreement, respectively, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party.

       (viii) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which violation or default would be material to the Company or the Company and its subsidiaries taken as a whole; and the execution, delivery and performance of this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement, the issuance and delivery of the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its











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
     subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, the effect of which conflict, breach, default, Repayment Event, lien, charge, encumbrance or violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole. As used herein, a "Repayment Event" means any event or condition the occurrence of which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (ix) Except as described in the Registration Statement and the Prospectuses, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which (individually or in the aggregate) is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company or of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectuses.

          (x) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") which have not been so described and filed as required.

         (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state or other securities laws.












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
        (xii) Each of the Company and its subsidiaries holds good and marketable title to, or valid and enforceable leasehold interests in, all items of real and personal property which are material to the business of the Company or the Company and its subsidiaries taken as a whole, free and clear of any lien, claim, encumbrance, preemptive rights or any other claim of any third party which might materially interfere with the conduct of the business of the Company or the Company and its subsidiaries taken as a whole, except for liens created under the Security Agreement.

       (xiii) The Company and each of its subsidiaries have all power and authority, and, except as described in the Registration Statement, possess all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from all foreign and domestic governmental regulatory officials and bodies (including the Federal Communications Commission ("FCC")) to own or hold their respective properties and to conduct the respective businesses in which they are engaged, except those authorizations, approvals, orders, licenses, franchises, certificates and permits which the failure to possess would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole (the "Excluded Authorizations"). Except as described in the Registration Statement and the Prospectuses, each such authorization, approval, order, license, franchise, certificate and permit, other than the Excluded Authorizations, is valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company, threatened which is reasonably likely to lead to the revocation, termination, suspension or non-renewal of any such authorization, approval, order, license, franchise, certificate or permit, other than any Excluded Authorizations. The Company is in material compliance with all applicable laws, rules and regulations.

        (xiv) Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as, in the Company's opinion, is adequate for the conduct of their respective businesses and the value of their respective property, plants and equipment and such insurance is in full force and effect.

         (xv) This Agreement and the U.S. Purchase Agreement have been and, on the Representation Date, the International Pricing Agreement and the U.S. Pricing Agreement will have been, duly authorized, executed and delivered by the Company.

        (xvi) Other than as described in the Prospectuses, there are no holders of securities of the Company who, by reason











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     of the filing of the Registration Statement under the 1933 Act or the execution by the Company of this Agreement, have the right to request or demand that the Company register under the 1933 Act securities held by them.

       (xvii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act"), or is exempt therefrom.

      (xviii) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xix) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (xx) The Company has not taken, and agrees that it will not take, directly or indirectly, any action that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

        (xxi) The Company has obtained and delivered to the Global Coordinator the agreements of the Principal Stockholders (as defined in the Registration Statement) and Zena Wiener to the effect that each such person will not, for a period of 90 days from the date hereof and except as otherwise provided therein, without the Global Coordinator's prior written consent directly or indirectly, sell, grant any option for the sale of, or otherwise dispose of, any shares of Class A Common Stock or any securities convertible into or exercisable for Class A Common Stock owned by such person or entity or with respect to which such person has the power of disposition, or request the filing of any registration statement under the 1933 Act with respect to any of the foregoing.

          (b) Any certificate signed by any officer of the Company and delivered to the Global Coordinator, Lead Managers or to counsel for the International Managers pursuant to Section 5 shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.










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
          SECTION 2.  Sale and Delivery to International Managers; Closing.
                      ----------------------------------------------------

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the International Pricing Agreement, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager (except as otherwise provided in the International Pricing Agreement), plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several International Managers for the Securities have each been determined and set forth in the International Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement, including the Prospectuses contained therein, will be filed before the Registration Statement becomes effective.

          (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several International Managers for the Securities shall be determined by agreement between the Lead Managers and the Company and, when so determined, shall be set forth in the International Pricing Agreement. In the event that such prices have not been agreed upon and the International Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Lead Managers, except that Sections 6 and 7 shall remain in effect. For purposes of this Agreement, the term "business day" means a day on which the New York Stock Exchange is open for business and the trading of securities thereon is permitted.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 255,000 shares of Class A Common Stock at the purchase price per share set forth in the International Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement











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
becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Global Coordinator and the Company. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities (except as otherwise provided in the International Pricing Agreement), subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the third business day after execution of the International Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices of Simpson Thacher & Bartlett, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in next day funds payable to the order of the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the Securities to be purchased by them. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the International Option Securities, if any, to be purchased by any International Manager whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder. The certificates for the Initial Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3.  Covenants of the Company.  The Company covenants with each
                      ------------------------
International Manager as follows:

          (a) The Company will notify the Global Coordinator promptly (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Global Coordinator notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (including any revised prospectus which the Company proposes for use by the International Managers in connection with the offering of the

Securities which differ from the International Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Global Coordinator with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Global Coordinator or U.S. counsel for the Underwriters shall not have consented (which consent shall not be unreasonably withheld).

          (c) The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers.

          (d) The Company will deliver to each International Manager, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until such time as the International Pricing Agreement is executed and delivered), as many copies of each preliminary prospectus as such International Manager may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge prior to the expiration of nine months after the effective date of the Registration Statement and thereafter at the International Managers' expense, from time to time during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If the delivery of a prospectus is required at any time that any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of U.S. counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the International Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the International Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the International Prospectus comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request (but at the expense of the International Managers at any time nine months or more after the effective date of the Registration Statement) in connection with the offering or sale of the International Securities.

          (f) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then promptly following the execution of the International Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended International Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended International Prospectus), containing all information so omitted and will use every reasonable effort to cause such post-effective amendment to be declared effective as promptly as practicable.

          (g) The Company will endeavor, in cooperation with the International Managers, to qualify the International Securities for offering and sale under the applicable securities laws of such states as the Global Coordinator may reasonably request and to maintain such qualifications in effect for a period of not less than nine months from the effective date of the Registration Statement (but in any event no later than the date the distribution of the International Securities has been completed); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the U.S Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than nine months from the effective date of the Registration Statement (but in any event no later than the date the distribution of the International Securities has been completed).

          (h) The Company will make generally available to its security holders as soon as practicable an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations and which need not be audited) covering a twelve month period beginning on the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (i) For a period of five years from the effective date of the Registration Statement, the Company will furnish to the Lead Managers copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange or any other principal national securities exchange upon which its Class A Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the 1934 Act or any rule or regulation of the Commission thereunder.

          (j) The Company will endeavor to effect the listing of the Securities on the New York Stock Exchange and will endeavor to maintain the listing of the Class A Common Stock on the New York Stock Exchange and will take such action as may be reasonably necessary to comply with the rules and regulations of the Exchange in respect of the Class A Common Stock.

          (k) During a period of 90 days from the date of the International Pricing Agreement, the Company (i) will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock (except for Class A Common Stock issued or options granted pursuant to this Agreement, pursuant to employee benefit plans, deferred share plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to the exercise of currently outstanding convertible securities, warrants or options) or file any registration statement under the 1933 Act with respect to any of the foregoing and (ii) will enforce its rights against each of the Lehman Investors (as defined in the Registration Statement) under that certain letter agreement dated September 15, 1995 and will not waive compliance by the Lehman Investors with the provisions thereof without the prior written consent of Merrill Lynch.

          (l) The Company, during the period when a prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4.  Payment of Expenses.  The Company will pay all expenses
                      -------------------
incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the production and copying of this Agreement, the International Pricing Agreement, any Agreement among Underwriters and such other documents as may be reasonably required in connection with the offering, purchase, sale and delivery of the International Securities, (iii) the preparation, issuance and delivery of the certificates for the International Securities to the International Managers, including any capital duties, stamp duties and stock or other transfer taxes payable upon the sale of the International Securities to the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the International Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the International Managers of copies of each preliminary prospectus and of the International Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the International Managers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the International Securities, (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; provided that, except as provided in this
                                --------
Section 4 and Section 6, the International Managers shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer or other taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the International Managers.

          If this Agreement is terminated by the Global Coordinator in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of U.S. counsel for the Underwriters, as shall have been incurred by them in connection with this Agreement and the proposed purchase of the International Securities.

          SECTION 5.  Conditions of International Managers' Obligations.  The
                      -------------------------------------------------
obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Global Coordinator, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the several International Managers; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of U.S. counsel to the Underwriters. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Global Coordinator of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b)  At Closing Time the Lead Managers shall have received:

          (i) The favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, special counsel for the Company, to the effect that:

               (1) The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in the jurisdictions identified by such counsel; all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company directly, or indirectly through wholly owned subsidiaries, subject to the lien created under the Security Agreement; the Company and each of its Significant Subsidiaries have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Prospectuses;

               (2) Except as described in the Prospectuses (including the documents incorporated by reference therein), there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Class A Common Stock pursuant to the Company's Restated Certificate of Incorporation, as amended, or Amended and Restated By-laws, each as in effect on the date of such opinion, or any agreement or other outstanding instrument to which the Company is a party known to such counsel, except for restrictions arising under the Amended and Restated Stockholders' Agreement dated as of February 5, 1992;

               (3) The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the International Pricing Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and the U.S. Pricing Agreement, respectively, and, when issued and delivered by the Company and upon payment therefor by the International Managers and the U.S. Underwriters pursuant to this Agreement and the International Pricing Agreement and the U.S. Purchase Agreement and the U.S. Pricing Agreement, respectively, will be validly issued and fully paid and non-assessable; the Class A Common Stock conforms in all material respects as to legal matters to the description of the Class A Common Stock of the Company contained in the Prospectuses under the caption "Description of Capital Stock"; the authorized capital stock of the Company and, to the belief of such counsel based on the review and other procedures referred to in the penultimate paragraph of this
          Section 5(b)(i) and subject to such paragraph, the outstanding shares of capital stock of the Company as of the respective dates set forth in the Prospectuses were as set forth in the Prospectuses; and the statements made in the Prospectuses under the caption "Description of Capital Stock," insofar as they purport to summarize the terms of the Company's capital stock (including the Class A Common Stock), fairly present in all material respects the information called for with respect thereto by the 1933 Act Regulations;

               (4) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectuses were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the 1933 Act Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

               (5) The Registration Statement and the Prospectuses (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained therein) comply as to form in all material respects with the requirements of the Act and the 1933 Act Regulations; and the documents incorporated by reference in the Prospectuses (except that no opinion need be expressed as to the financial statements and other financial and statistical information contained therein), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations;

               (6) Such counsel does not know of any litigation or any governmental proceeding, inquiry or investigation pending or threatened against the Company or any of its subsidiaries (other than any litigation or governmental proceeding, inquiry or investigation under the Communications Act of 1934, as amended (the "Communications Act") or the rules and regulations of the FCC, as to which such counsel need express no opinion) which (individually or in the aggregate) is reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, or adversely affect the consummation of this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement or the performance by the Company of its obligations hereunder or thereunder;

               (7) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the 1933 Act Regulations;

               (8) To such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument (except, in the case of any such material agreement, indenture or instrument, for any such violation or default which would not have a material adverse effect on the Company and its subsidiaries taken as a whole);

               (9) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

              (10) This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in the creation or imposition of any lien, claim, encumbrance, preemptive rights or any claim of any third party upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a material default under, any agreement, indenture or instrument listed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except where such conflict, lien, claim, encumbrance, preemptive right, third party claim or default would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or, to such counsel's knowledge, any material order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property (except that such counsel need not express any opinion as to the provisions relating to indemnity and contribution or as to any order, rule or regulation of the FCC); and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, except such as may be required by the 1933 Act, the 1934 Act, the Communications Act or state securities laws, or except where the failure to obtain such consent, authorization or order, or to effect such filing or registration, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

              (11) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

          Such counsel shall have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectuses, except to the limited extent stated in paragraph (3) above, in the course of their review and discussion of the contents of the Registration Statement and Prospectuses with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to their attention which cause them to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained therein, as to which they need express no belief) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectuses (other than the financial statements and other financial and statistical information contained therein, as to which they need express no belief), as of their dates and as of the Closing Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials. In rendering the opinion set forth in paragraph (1) above concerning the corporate power and authority of each of the Significant Subsidiaries, such counsel may assume that the relevant laws of jurisdictions other than New York and Delaware do not differ materially from the corresponding laws of the State of New York or the General Corporation Law of the State of Delaware, and in rendering the opinion set forth in such paragraph concerning the ownership of the outstanding shares of capital stock of the subsidiaries of the Company, such counsel may rely exclusively upon a review of the stock transfer records for each such subsidiary and a certificate of an officer of the Company. In rendering the opinion set forth in paragraph (4) above, such counsel may rely exclusively on telephone advice received from the staff of the Commission. In rendering the opinion set forth in paragraph (6) above, such counsel may rely exclusively upon discussions with attorneys at Debevoise & Plimpton who work on the matters with respect to which such firm has represented the Company and upon a certificate of an officer of the Company. In rendering the opinion set forth in paragraph (7) above as to the filing of all contracts or other documents which are required to be filed by the 1933 Act or the 1933 Act Regulations, such counsel may, as to factual matters, rely on a certificate of an officer of the Company.

         (ii) Leventhal, Senter & Lerman, as special FCC counsel to the Company, shall have furnished to the Lead Managers their opinion addressed to the Underwriters and dated as of the Closing Time to the effect that with respect to matters arising under the Communications Act and the rules and regulations of the FCC:

               (1) No approval is required under the Communications Act or the rules and regulations of the FCC in connection with the issuance and sale of the Class A Common Stock;

               (2) The Company and its subsidiaries have such authorizations, approvals, orders, licenses, franchises, certificates and permits appropriate or necessary under the Communications Act and the rules and regulations of the FCC to conduct their broadcasting business, and such authorizations, approvals, orders, licenses, franchises, certificates and permits contain no burdensome restrictions not adequately described in the Prospectus, and the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K") and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 (the "June 30 Form 10-Q"), each incorporated by reference in the Prospectus, that would materially adversely affect the Company's broadcasting business as presently conducted;

               (3) The execution, delivery and performance of this Agreement by the Company do not and will not violate the Communications Act or the rules and regulations of the FCC;

               (4) Such counsel does not know of any litigation, governmental proceeding or investigation under the Communications Act or the rules and regulations of the FCC against or involving the Company or its subsidiaries or the radio station properties, authorizations, approvals, orders, licenses, franchises, certificates and permits owned or held by the Company or its subsidiaries that would materially adversely affect the Company's broadcasting business as presently conducted that is not disclosed in the Prospectuses, and the 1994 Form 10-K and the June 30 Form 10-Q incorporated by reference in the Prospectuses; and

               (5) The statements made under the caption "Business--General-- Federal Regulation of Radio Broadcasting" in the 1994 Form 10-K, incorporated by reference in the Prospectuses, and under the captions "Risk Factors -- Regulatory Matters", "The Company -- Recent Developments -- Telecommunications Bills", "-- FCC Settlement; Assignment Applications" and "Description of Capital Stock--Foreign Ownership" in the Prospectuses, taken together, insofar as they are, or refer to, statements of law, legal conclusions or summaries relating to the Communications Act or the rules and regulations of the FCC, fairly reflect the provisions purported to be summarized as material to the Company and are in all material respects correct; and such counsel has no reason to believe that such statements as of the Effective Date and as of Closing Time or a Date of Delivery, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

          In rendering the opinion set forth in paragraph (5) above concerning the statements made under the caption

     "Business--General--Federal Regulation of Radio Broadcasting" in the 1994 Form 10-K, incorporated by reference in the Prospectuses, and under the captions "Risk Factors -- Regulatory Matters", "The Company -- Recent Developments -- Telecommunications Bills", "-- FCC Settlement; Assignment Applications" and "Description of Capital Stock--Foreign Ownership" in the Prospectuses, such counsel may, as to factual matters relating to the ownership interests of the Lehman Investors, rely solely upon representations furnished to such counsel in writing by the Lehman Investors.

        (iii) The favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, U.S. counsel for the Underwriters, to the effect that:

               (1) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware;

               (2) The shares of Class A Common Stock to be sold by the Company have been duly authorized by the Company and, upon payment and delivery in accordance with this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement, will be validly issued, fully paid and nonassessable;

               (3) The statements made in the Prospectuses under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's Class A Common Stock, constitute accurate summaries of the terms of such Class A Common Stock in all material respects; and

               (4) The International Purchase Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

          Such counsel shall have stated that, while they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectuses or the documents incorporated, or deemed to be incorporated, by reference therein, and take no responsibility therefor, except as set forth in paragraph (3) above, in the course of the preparation by the Company of the Registration Statement and the Prospectuses, they participated in conferences with certain officers and employees of the Company, with representatives of KPMG Peat Marwick and with counsel to the Company. Such counsel shall, based upon their examination of the Registration Statement, the Prospectuses and the documents incorporated by reference therein, their investigations made in connection with the preparation of the Registration Statement and the Prospectuses and their participation in the conferences referred to above, state that (i) they are of the opinion that the Registration Statement, as of its effective date, and the Prospectuses, as of the date thereof, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder and that the documents incorporated by reference therein complied as to form when filed in all material respects with the requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder (except such counsel need express no belief as to the financial statements or other financial data contained therein), and (ii) they have no reason to believe that the Registration Statement, as of its effective date (including the 1934 Act documents on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectuses (including the documents incorporated by reference therein), as of the date of this Agreement and as of the Closing Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At Closing Time, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses and (ii) since the respective dates as of which information is given in the Prospectuses there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective change, in or affecting the business, properties, financial condition, results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectuses, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Global Coordinator, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities at the Closing Time on the terms and in the manner contemplated in the Prospectuses. The Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) the representations and warranties in Section 1 hereof are true and correct in all material respects as of the Closing Time with the same force and effect as though expressly made at and as of

Closing Time, (B) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to Closing Time, and (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c) the term "International Prospectus" means the International Prospectus in the form first used by the International Managers to confirm sales of the International Securities.

          (d) The Company shall have furnished to the Lead Managers a letter of KPMG Peat Marwick LLP and a letter of Price Waterhouse LLP addressed to the Underwriters and dated the Closing Time, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of Closing Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Lead Managers concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.

          (e) At the Closing Time the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, and the NASD shall have approved in writing the International Managers' participation in the distribution of the International Securities and such approval shall not have been withdrawn or limited.

          (f) At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the Principal Stockholders and Zena Weiner.

          (g) At Closing Time and at each Date of Delivery U.S. counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and U.S. counsel for the Underwriters.

          (h) The closing under the U.S. Purchase Agreement shall have occurred concurrently with the closing hereunder at Closing Time.

          (i) In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

          (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct in all material respects as of such Date of Delivery.

          (2) The favorable opinion of Debevoise & Plimpton, special counsel for the Company, together with the favorable opinion of Leventhal, Senter & Lerman, special FCC counsel for the Company, each in form and substance reasonably satisfactory to U.S. counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b)(1) and 5(b)(2) hereof.

          (3) The favorable opinion of Simpson Thacher & Bartlett, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

          (4) A letter from KPMG Peat Marwick LLP and a letter of Price Waterhouse LLP, in form and substance reasonably satisfactory to the Lead Managers and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Lead Managers pursuant to
     Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus, including the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Manager through the Global Coordinator expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (b) Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such International Manager through the Global Coordinator expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both an indemnified party and an indemnifying party or another indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or such other indemnified party, all of the indemnified parties under this Section 6 shall have the right to employ not more than one counsel (in addition to one local counsel), respectively, to represent them and, in that event, the fees and expenses of not more than one such separate counsel (in addition to one such local counsel) for the Underwriters shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties party thereto, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which such indemnified parties are parties and indemnification or contribution could be sought under this Section 6 or Section 7 hereof by such indemnified parties, unless such settlement, compromise or consent (i) includes an unconditional release of each such indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which such indemnified party is otherwise entitled to reimbursement pursuant to the terms of this indemnity agreement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectuses, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

          SECTION 7.  Contribution.  If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the

International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls: an International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement and the International Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant to Section 5 hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the International Securities to the International Managers.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) The U S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in or affecting the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectuses, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. As used in this Section 9(a), the term "International Prospectus" means the International Prospectus in the form first used by the International Managers to confirm sales of the International Securities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the International Managers.  If
                       ----------------------------------------------------
one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the International Securities which it or they are obligated to purchase under this Agreement and the International Pricing Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting International Manager.

          No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Lead Managers or the Company shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

          SECTION 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, attention of Syndicate Department; and notices to the Company shall be directed to it at Infinity Broadcasting Corporation, 600 Madison Avenue, New York, New York 10022, attention of President.

          SECTION 12.  Parties.  This Agreement and the International Pricing
                       -------
Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the International Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the International Pricing Agreement or any provision herein or therein contained. This Agreement and the International Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  Compliance with U.K. Law.  Each International Manager
                       ------------------------
represents and agrees that it has not offered or sold and will not offer or sell any International Securities to persons in the United Kingdom prior to admission of the shares of Class A Common Stock of the Company to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Act; it has complied and will comply with all applicable provisions of the Act with respect to anything done by it in relation to the shares of Class A Common Stock in, from or otherwise involving the United Kingdom; and it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the shares of Class A Common Stock, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          SECTION 14. Compliance with Other Laws.  Each International Manager
                      --------------------------
acknowledges that no action has been or will be taken in any jurisdiction by such International Manager or the Company that would permit a public offering of the shares of Class A Common Stock, or possession or distribution of the International Prospectus, in preliminary or final form, in any jurisdiction when, or in any circumstances in which, action for that purpose is required, other than in the United States. Each International Manager will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which such International Manager purchases, offers, sells or delivers International Securities (including, without limitation, any applicable requirements relating to the delivery of the International Prospectus, in preliminary or final form), in each case at such International Manager's own expense. In connection with sales of and offers to sell International Securities made by such International Manager, such International Manager will furnish to each person to whom any such sale or offer is made a copy of the current International Prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto).

          SECTION 15.  GOVERNING LAW AND TIME.  THIS AGREEMENT AND THE
                       ----------------------
INTERNATIONAL PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                             Very truly yours,

                                             INFINITY BROADCASTING CORPORATION


                                             By
                                               ---------------------------
                                               Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SMITH BARNEY INC.

By: MERRILL LYNCH INTERNATIONAL LIMITED


By
  ----------------------------
  Authorized Signatory


For themselves and as Lead Managers of the other
International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                      Number of
                                                       Initial
     Name of International Manager                    Securities
     -----------------------------                    ----------

Merrill Lynch International Limited . . . . . . . .
Goldman Sachs International.  . . . . . . . . . . .
Donaldson, Lufkin & Jenrette
      Securities Corporation  . . . . . . . . . . .
Alex. Brown & Sons Incorporated.  . . . . . . . . .
Smith Barney Inc. . . . . . . . . . . . . . . . . .

                                                      ---------
Total . . . . . . . . . . . . . . . . . . . . . . .   1,700,000
                                                      =========

                                                                       Exhibit A

                                1,700,000 Shares

                        INFINITY BROADCASTING CORPORATION

                            (a Delaware corporation)

                              Class A Common Stock

                           (Par Value $.002 Per Share)


                         International Pricing Agreement
                         -------------------------------


                                                             __________ __, 1995

Merrill Lynch International Limited
Goldman Sachs International
Alex. Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Smith Barney Inc.
  as Lead Managers of the several International Managers named in the within-mentioned International Purchase Agreement
c/o  Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY

Dear Sirs:

          Reference is made to the International Purchase Agreement dated __________ __, 1995 (the "International Purchase Agreement") relating to the purchase by the several international managers named in Schedule A thereto (the "International Managers"), for whom Merrill Lynch International Limited, Goldman Sachs International, Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. are acting as lead managers (the "Lead Managers"), of the above shares of Class A Common Stock (the "Securities"), of Infinity Broadcasting Corporation, a Delaware corporation (the "Company").

          Pursuant to Section 2 of the International Purchase Agreement, the Company agrees with each International Manager as follows:

          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______.

          2. The purchase price per share for the Securities to be paid by the several International Managers shall be

     $_____, being an amount equal to the initial public offering price set forth above less $____ per share.


          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                             Very truly yours,

                                             INFINITY BROADCASTING CORPORATION


                                             By
                                               ---------------------------
                                               Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SMITH BARNEY INC.

By: MERRILL LYNCH INTERNATIONAL LIMITED


By
  ------------------------------------
  Authorized Signatory


For themselves and as Lead Managers of the other
International Managers named in Schedule A hereto.













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
                                                                       Exhibit B


                                "LOCK-UP" LETTER



Merrill Lynch International Limited
Goldman Sachs International
Alex. Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Smith Barney Inc.
  as Lead Managers of the several
  International Managers to be named in the within-mentioned International Purchase Agreement
c/o  Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY

               Re:  Proposed Public Offering by Infinity Broadcasting
                    -------------------------------------------------
                    Corporation
                    -----------

Dear Sirs:

          The undersigned, a stockholder of Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch International Limited ("Merrill Lynch") proposes to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's Class A common stock, par value $.002 per share (the "Class A Common Stock"), and a related International Pricing Agreement (the "International Pricing Agreement") which will set forth, among other things, the initial public offering price of the Securities. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of 90 days from the date of the International Pricing Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and the other lead managers, if any, of the several international managers named in the International Purchase Agreement, directly or indirectly, sell, grant any option for the sale of, or otherwise dispose of or transfer, any shares of the Company's Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request the filing of any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

          This letter shall become effective concurrently with the execution and delivery of the International Purchase Agreement.

                                             Very truly yours,

                                             Signature:_____________________

                                             Print Name:____________________



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